EXHIBIT 15.1
June 28, 2010

Securities and Exchange Commission
Washington, D.C. 20549

Commissioners:

We have read TAT Technologies, Ltd.’s statements included under Item 16.F of its Form 20-F filed on June 28, 2010 and we agree with such statements concerning our firm.

/s/ Baker Tilly Virchow Krause, LLP

Baker Tilly Virchow Krause, LLP